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                                                                      EXHIBIT 12


                         YORK INTERNATIONAL CORPORATION

        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
(dollar amounts in thousands)                           2003          2002          2001          2000          1999
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
Income before income taxes and cumulative
      effect of changes in accounting principles     $   14,068    $  106,891    $   36,965    $  120,969    $  118,082
Distributed income of equity affiliates                   2,212         2,089         2,939         4,782         1,035
Interest expense, net                                    47,535        48,485        67,150        81,587        61,150
Interest component of rental expense                     17,043        15,070        14,455        13,454        13,513
Less: equity in earnings of affiliates                   (5,582)       (4,180)       (2,444)       (6,368)       (5,660)
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                                                     $   75,276    $  168,355    $  119,065    $  214,424    $  188,120
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Interest expense, net                                $   47,535    $   48,485    $   67,150    $   81,587    $   61,150
Interest component of rental expense                     17,043        15,070        14,455        13,454        13,513
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                                                     $   64,578    $   63,555    $   81,605    $   95,041    $   74,663
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Fixed charge coverage ratio                                 1.2           2.6           1.5           2.3           2.5
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